Exhibit 20.4
Page 1 of 3

Navistar Financial 1994-C Owner Trust
For the Month of December 1995
Distribution Date of January 22, 1996

Original Pool Amount                  $315,029,921.60

Beginning Pool Balance                $213,168,898.49
Beginning Pool Factor                       0.6766624

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $7,060,107.83
  Interest Collected                    $1,787,346.22

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $99,218.01
Total Additional Deposits                  $99,218.01

Repos/Chargeoffs                           $11,202.64
Aggregate Number of Notes Charged Off              38

Total Available Funds                   $8,946,672.06

Ending Pool Balance                   $206,097,588.02
Ending Pool Factor                          0.6542159

Servicing Fee                             $177,640.75

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $13,157,413.05
  Target Percentage                             10.00%
  Target Balance                       $20,609,758.80
  Minimum Balance                       $6,615,628.35
  (Release)/Deposit                       $(59,751.34)
  Ending Balance                       $13,097,661.71

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,573,047.90    1,119
    31-60 days                             237,157.66      203
    60+ days                                93,887.80       48

    Total                                1,904,093.36    1,125

  Balances:
    60+ days                             1,977,890.85       48

Memo Item - Reserve Account
  Prior Month                          $12,790,133.91
  + Invest. Income                          59,751.34
  - Transfer to Collections Account       $307,527.80
  Beginning Balance                    $13,157,413.05

Exhibit 20.4
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Month of December 1995

                                                              NOTES
                                      TOTAL          CLASS A-1      CLASS A-2   CERTIFICATES
Original
 Pool Amount Dist.:              $315,029,921.60 $207,000,000.00 $97,000,000.00 $11,029,921.60
 Distribution Percentages                                 96.50%          0.00%          3.50%
 Coupon                                                   7.650%         8.000%         8.300%

Beginning Pool Balance           $213,168,898.49
Ending Pool Balance              $206,097,588.02

Collected Principal                $7,060,107.83
Collected Interest                 $1,787,346.22
Charge-Offs                           $11,202.64
Liquidation Proceeds/Recoveries       $99,218.01
Servicing                            $177,640.75
Cash Transfer from Reserve Account  $(307,527.80)
  Total Collections Available
    for Debt Service               $8,461,503.51

Beginning Balance                $212,855,875.31 $106,726,339.35 $97,000,000.00  $9,129,535.96

Interest Due                       $1,390,193.04     $680,380.41    $646,666.67     $63,145.96
Interest Paid                      $1,390,193.04     $680,380.41    $646,666.67     $63,145.96
Principal Due                      $7,071,310.47   $6,823,814.60          $0.00    $247,495.87
Principal Paid                     $7,071,310.47   $6,823,814.60          $0.00    $247,495.87

Ending Balance                   $205,784,564.84  $99,902,524.75 $97,000,000.00  $8,882,040.09
Note/Certificate Pool Factor
  (Ending Balance/Original Pool Amount)             0.4826208925   1.0000000000   0.8052677447

Total Distributions                $8,461,503.51   $7,504,195.01    $646,666.67    $310,641.83

Interest Shortfall                         $0.00           $0.00          $0.00          $0.00
Principal Shortfall                        $0.00           $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)   $0.00           $0.00          $0.00          $0.00

Excess Servicing                           $0.00

Beginning Reserve Account Balance $13,157,413.05
(Release)/Draw                       $(59,751.34)
Ending Reserve Account Balance    $13,097,661.71

Memo Item - Advances:
 Servicer Advances - Current Month   $171,782.29
 Total Outstanding Servicer
    Advances                       $3,750,619.46

Exhibit 20.4
Page 3 of 3

Navistar Financial 1994-C Owner Trust
For the Month of December 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5               4               3               2                1
                             Aug 1995        Sep 1995        Oct 1995        Nov 1995         Dec 1995
Beg. Pool Balance       $243,903,815.09 $236,060,058.24 $229,333,221.86 $219,591,543.63 $213,168,898.49


A) Loss Trigger:
Principal of Contracts
  Charged off               $134,617.10     $323,377.55   $1,451,784.91     $241,202.65      $11,202.64
Recoveries                  $247,007.92      $19,396.52     $519,972.17     $386,966.75      $99,218.01

Total Charged off
  (Months 5,4,3)          $1,909,779.56
Total Recoveries
  (Months 3,2,1)           1,006,156.93
Net Loss/(Recoveries)
  for 3 Mos.                $903,622.63(a)

Total Balance
  (Months 5,4,3)        $709,297,095.19(b)

Loss Ratio [(a/b)(12)]          1.5288%

Trigger:
  Is Ratio> 1.5%                    Yes


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                $290,352.68   $4,758,802.38   $1,977,890.85
  As % of Beginning
    Pool Balance                                               0.12661%        2.16712%        0.92785%
  Three Month Average                                          0.23629%        0.87369%        1.07386%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer